EXHIBIT 12

            NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES

           Statement Showing Computation of Ratio of Earnings to Fixed
           Charges, Ratio of Earnings to Fixed Charges without AFC and
        Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                 for the Twelve Months Ended September 30, 1998
                            (in thousands of dollars)


A.   Net Income (Loss). . . . . . . . . . . . . . . . .  $        (95,511)

B.   Taxes Based on Income or Profits . . . . . . . . .           (36,696)
                                                         -----------------

C.   Earnings, Before Income Taxes. . . . . . . . . . .          (132,207)

D.   Fixed Charges  (a) . . . . . . . . . . . . . . . .           367,969
                                                         -----------------

E.   Earnings Before Income Taxes and Fixed Charges . .           235,762

F.   Allowance for Funds Used During Construction (AFC)            16,176
                                                         -----------------

G.   Earnings Before Income Taxes and Fixed Charges
         without AFC. . . . . . . . . . . . . . . . . .  $        219,586
                                                         =================

    Preferred Dividend Factor:

H.   Preferred Dividend Requirements. . . . . . . . . .  $         36,767

I.   Ratio of Pre-tax Income to Net Income (C / A). . .   (NOT APPLICABLE)
                                                         -----------------


J.   Preferred Dividend Factor (H x I). . . . . . . . .  $         36,767

K.   Fixed Charges as Above (D) . . . . . . . . . . . .           367,969
                                                         -----------------

L.   Fixed Charges and Preferred Dividends Combined . .  $        404,736
                                                         =================


M.   Ratio of Earnings to Fixed Charges (E / D) . . . .              0.64
                                                         =================

N.   Ratio of Earnings to Fixed Charges
        without AFC (G / D) . . . . . . . . . . . . . .              0.60
                                                         =================

O.   Ratio of Earnings to Fixed Charges and
        Preferred Dividends Combined (E / L). . . . . .              0.58
                                                         =================


(a) Includes a portion of rentals deemed representative of the interest factor ($25,696).